UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2012

GREEN HYGIENICS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

22 Billiter Street, London, England	EC3M 2RY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

Takedown Entertainment Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws

On June 1, 2012, Takedown Entertainment Inc. (the “Company”, “we”, “us”) filed Articles of Merger with the Nevada Secretary of State to change the name of the Company to “Green Hygienics Holdings Inc.”, to be effected by way of a merger with its wholly-owned subsidiary Green Hygienics Holdings Inc., which was created solely for the name change.

Also on June 1, 2012, the Company filed a Certificate of Change with the Nevada Secretary of State to give effect to a reverse split of the Company’s authorized and issued and outstanding shares of common stock on a one (1) new for 2,000 old basis and, consequently, the Company’s authorized capital shall decrease from 375,000,000 to 187,500 shares of common stock and the Company’s issued and outstanding shares of common stock shall decrease from 82,816,641 to 41,408 shares of common stock, all with a par value of $0.001.

The amendments are currently in review with the Financial Industry Regulatory Authority (“FINRA”). We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits

3.1	Articles of Merger

3.2	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENICS HOLDINGS INC.

/s/ Peter E. Wudy
Peter E. Wudy
President and Director

Date: June 7, 2012